Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-210290) pertaining to the Shelf Registration Statement of Delek US Holdings, Inc.,

(2) Registration Statement (Form S-8 No. 333-167052) pertaining to the 2006 Long-Term Incentive Plan of Delek US Holdings, Inc.,

(3) Registration Statement (Form S-8 No. 333-134495) pertaining to the 2006 Long-Term Incentive Plan and the Executive Employment Agreement Share Purchase Rights of Delek US Holdings, Inc., and

(4) Registration Statement (Form S-8 No. 333-211757) pertaining to the 2016 Long-Term Incentive Plan of Delek US Holdings, Inc.

of our reports dated February 27, 2017, with respect to the consolidated financial statements and schedule of Delek US Holdings, Inc., and the effectiveness of internal control over financial reporting of Delek US Holdings, Inc., included in this Annual Report (Form 10-K) of Delek US Holdings, Inc. for the year ended December 31, 2016.

/s/  Ernst & Young LLP

Nashville, Tennessee
February 27, 2017